EXHIBIT 10.21

PREFERRED SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”), is entered into as of this September __ , 2009, by and between ONE Holdings, Corp. (formally known as Contracted Services, Inc.), a Florida corporation (the “ONEH” or the “Company”) and United Green Technology Inc., a Nevada corporation (“UGTI”) (collectively referred to as the “Parties” and individually as a “Party”).

W I T N E S S E T H

WHEREAS, UGTI desires to sell to ONEH and ONEH desires to purchase from UGTI $5,000,000 worth of UGTI Series A Convertible Preferred Stock (“UGTI Preferred Stock”), which provides for super voting and conversion rights subject to the terms and conditions of this Agreement; and

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE OF UGTI PREFERRED STOCK

1.1

Purchase.   UGTI hereby agrees to sell to ONEH and ONEH hereby agrees to purchase from UGTI such number of shares of UGTI’s Convertible Preferred Stock as will, upon conversion thereof, equal Twenty Percent (20%) of the issued and outstanding UGTI common stock upon such conversion. Each share of UGTI Convertible Preferred Stock shall provide ONEH with the right to vote such number of votes as will equal Twenty Percent (20%) of all shares entitled to on all matters submitted to a vote of the shareholders of UGTI.  ONEH shall pay to UGTI for said shares of UGTI Preferred Stock $5,000,000 (the “Purchase Price”) which shall be paid by ONEH through the issuance to UGTI of 5,000 shares of ONEH Preferred Stock (which shall be convertible into 5,000,000 shares of ONEH Common Stock, the “ONEH Stock”).

1.2

UGTI hereby agrees that: (i) thirty five percent (35%) of the ONEH Common Stock issued to UGTI as set forth in Section 1.1 above shall be deposited into an Escrow; and (ii) in the event UGTI’s EBITDA for fiscal year 2009 is less than UGTI’s EBITDA for fiscal 2008, the number of shares issuable to UGTI under Section 1.1 above shall be reduced (the “Adjustment”) by the number obtained in the following formula:  (i) number of shares of ONEH Stock received by UGTI according to Section 1.1 less (ii) the product of the 2009 EBITDA multiplied by the number of shares of ONEH Stock received by UGTI divided by 2008 EBITDA (the “Adjustment Shares”); and (iii) in the event there are not sufficient number of Adjustment Shares to compensate ONEH for such Adjustment, UGTI shall deliver to ONEH such number of ONEH shares as are needed to achieve the correct number of Adjustment Shares within 5 days following ONEH’s written request.

1

1.3

Subject to the provisions of Section 1.2 and subject to UGTI’s compliance with applicable securities laws, after the applicable holding period, UGTI shall be entitled to sell the shares of ONEH Common Stock in the public market to raise capital, if required for UGTI’s business needs.  Except as otherwise expressly provided herein and subject to the resale requirements of Rule 144 promulgated under the Securities Act of 1933, as amended, or any other rule or agreement that otherwise restricts UGTI from selling the ONEH Stock, UGTI agrees that it may only sell the ONEH Stock subject to the following conditions commencing from the date of this Agreement until 3 years thereafter (the “Lock Up/Leak Out Period”) as follows:

a.

if on any day the Shareholder desires to sell any of the ONEH Stock, the Shareholder will not sell more than 10% of the average daily volume of trading in the ONEH Stock for the ten (10) consecutive trading days immediately preceding any such trading day;

b.

UGTI will only sell the ONEH Stock at the "offer" or "ask" price stated by the relevant market maker and UGTI agrees that it will not sell ONEH Stock at the "bid" price;

c.

UGTI agrees that it will not engage in any short selling of the ONEH Stock during the Lock-Up/Leak Out Period;

d.

UGTI agrees that it will comply with all obligations and requirements under applicable “insider” trading rules; and

Except as set forth in this Section 1.3, UGTI agrees that it will not transfer, pledge, or hypothecate the ONEH Stock without the prior written consent of ONEH.

1.4

Piggy-Back Registration.

(i)

If, at any time prior to December 31, 2010, ONEH proposes to file a registration statement under the Securities Act with respect to an offering by ONEH or any other party of ONEH Common Stock (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of ONEH), then ONEH, on each such occasion, shall give written notice (each, a "ONEH Piggy-Back Notice") of such proposed filing to UGTI at least fifteen days before the anticipated filing date of such registration statement, and such ONEH Piggy-Back Notice also shall be required to offer to UGTI the one-time opportunity to register such aggregate number of shares of ONEH Common Stock as UGTI may request, subject to the terms hereof.  UGTI shall have the one-time right, exercisable for the five days immediately following the giving of the ONEH Piggy-Back Notice, to request, by written notice (each, a "UGTI Notice") to ONEH, the inclusion of all or any portion of the shares of ONEH Common Stock owned by UGTI in such registration statement.  ONEH shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the UGTI’s ONEH shares which were the subject of the UGTI Notice in such underwritten offering on the same terms and conditions as any similar securities of ONEH included therein.  Notwithstanding anything to the contrary contained in this Section 1.4(i), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to UGTI that the total amount and kind of securities which they, ONEH and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of UGTI and persons other than ONEH shall be eliminated or reduced pro rata (based on the amount of securities owned by UGTI and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in its written opinion.

(i)

Piggy-Back Registration; Expenses.  The obligations of ONEH under this Section 1.4 shall be one time only.  Subject to the provisions of Section 1.4 hereof, ONEH will pay all Registration Expenses in connection with any registration of the shares of ONEH Common Stock owned by UGTI pursuant to this Section 1.4, but ONEH shall not be responsible for the payment of any underwriter's discount, commission or selling concession in connection therewith.

(ii)

Withdrawal or Suspension of Registration Statement.  Notwithstanding anything contained to the contrary in this Section 1.4, ONEH shall have the absolute right, whether before or after the giving of a ONEH Piggy-Back Notice or a UGTI Notice, to determine not to file a registration statement, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement.

(iv)

Obligations of UGTI.  In connection with any registration of ONEH Common Stock owned by UGTI, pursuant to this Section 1.4, ONEH may require UGTI to provide ONEH such information regarding the distribution of such shares as the Company may from time to time reasonably request in writing.

1.5

Legends.  UGTI and ONEH each agrees and understands that until such time as the resale of such shares of the other’s stock received by them under Section 1.1 (subject to adjustment under Section 1.2) have been registered under the 1933 Act, the certificates representing the said shares shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (b) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

1.6

The UGTI Convertible Preferred Stock purchased by ONEH pursuant to this Agreement shall be convertible into such number of shares of UGTI common stock as shall equal Twenty Percent (20%) of the issued and outstanding UGTI common stock upon such conversion. Any fractional shares that would result from such conversion will be rounded up to the next highest whole number. Each such share so issued shall contain a legend restricting the transfer thereof in accordance with applicable securities laws.

1.7

No Dilution.  (a)  ONEH shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in ONEH's Common Stock between the date of this Agreement and the Closing Date.  (b)  UGTI shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in UGTI's Common Stock between the date of this Agreement and the Closing Date.

1.8

Closing. The consummation of the Transaction (the "Closing") shall take place at the offices of Arnstein & Lehr, LLP, on a date to be mutually agreed upon by the Parties, which shall be no later than September 30th, 2009.  The date on which the Closing actually takes place is referred to as the “Closing Date.” In addition to the conditions set forth in Articles V and VI, not later than 40 days after the Closing Date the parties shall take the following actions:

a.

ONE shall deliver to Arnstein & Lehr, LLP as escrow agent (“Escrow Agent”) under this Agreement the following:

i.

A copy of the Articles of Amendment (The “Amendment”) to its Amended and Restated Articles of Incorporation which among other things authorizes 50,000,000 shares of Preferred Stock and designates 5,000 shares of the preferred stock as Series A Convertible Preferred Stock;

ii.

A copy of the unanimous written consent of the Board of directors of ONEH approving, authorizing and directing the filing of the Amendment with the Secretary of State of Florida;

iii.

A Copy of the written consent of the holders of a majority of the issued and outstanding shares of ONEH’s common stock approving, authorizing and directing the filing of the Amendment with the Secretary of State of Florida;

iv.

A copy of the Schedule 14C information statement to be filed by ONEH with the  unanimous written consent of ONEH’s Board of Directors and the written consent of the holders of a majority of the issued and outstanding shares of ONEH’s common stock approving, authorizing and directing the filing of the Amendment with the Secretary of State of Florida;

v.

A certified copy of the Amendment as filed with Secretary of State of Florida;

vi.

A stock certificate for 5,000 shares of ONEH Preferred Stock issued in the name of UGTI.

b.

At the Closing, each of the Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, agreements, resolutions, schedules, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the other Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated by this Agreement. If agreed to by the Parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by e-fax, fax, email and/or express courier

 1.9

Closing Events.  At the Closing, each of the Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, agreements, resolutions, schedules, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the other Parties hereto and their respective legal counsel in order to effectuate or evidence the Transactions.  If agreed to by the Parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by e-fax, fax, email and/or express courier.

1.10

Escrow Account.  Thirty-five percent (35%) of the shares of ONEH Common Stock being issued to UGTI as set forth herein shall be deposited into an escrow. Said escrow  shall provide that the shares may be released to the respective Party upon the occurrence or non-occurrence of certain performance events as set forth in that certain escrow agreement executed by the Parties simultaneously with this Agreement, which is attached hereto as Exhibit A and incorporated herein as if fully set forth.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF UGTI

As an inducement to, and to obtain the reliance of ONEH, UGTI represents and warrants as follows:

2.1

Organization.  UGTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  A certified copy of the Articles of Incorporation and bylaws of UGTI are attached hereto as Schedule 2.1.  UGTI has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the Transactions in accordance with the terms hereof will not, violate any provision of UGTI’s organizational documents.  UGTI has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. UGTI has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the Transactions.  UGTI shall receive a certificate of good standing from the Secretary of State of the State of Nevada, dated as of a date within ten days prior to the Closing Date certifying that UGTI is in good standing as a corporation in the State of Nevada.

2.2

Capitalization.  UGTI has a total of 1,000 issued and outstanding shares of common stock, each of which is legally issued, fully paid, and non-assessable.  All such shares of UGTI Common Stock are held of record by the UGTI Shareholders.  UGTI has no other capital stock, warrants, options, or other securities convertible into shares of UGTI capital stock, outstanding other than the UGTI Common Stock.

2.3

Taxes.

(a)

UGTI has filed all Federal, state and local tax returns required to be filed by it from its inception to the date hereof.  All such returns are complete and accurate in all material respects.

(b)

UGTI has no liabilities with respect to the payment of Federal, state, county, local, or other taxes, including any deficiencies, interest, or penalties (collectively "Taxes"), except for taxes accrued but not yet due and payable, for which UGTI may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)

No deficiency for any Taxes has been proposed, asserted or assessed against UGTI.  There has been no Tax audit, nor has there been any notice to UGTI by any taxing authority regarding any such Tax audit, or, to the knowledge of UGTI, is any such Tax audit threatened with regard to any Taxes or UGTI tax returns.  UGTI does not expect the assessment of any additional Taxes of UGTI for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for Taxes of UGTI.

(d)

The books and records, financial and otherwise, of UGTI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4

Information.  The information concerning UGTI set forth in this Agreement and the schedules hereto is and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

2.5

Absence of Certain Changes or Events.  Except as set forth in this Agreement or the schedules hereto, since June 30, 2009, there has not been (i) any material adverse change in the business, operations, financial condition, or prospects of UGTI; or (ii) any damage, destruction, or loss to UGTI (whether or not covered by insurance) materially and adversely affecting the business, operations, financial condition, or prospects of UGTI;

2.6

Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of UGTI, threatened by or against UGTI, or affecting UGTI, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.7

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which UGTI is a party or to which any of its properties or operations are subject.

2.8

Compliance With Laws and Regulations.  To the best of its knowledge, UGTI has complied with all applicable statutes and regulations of any Federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, financial condition, or prospects of

UGTI or except to the extent that noncompliance would not result in the incurrence of any material liability.

2.9

Approval of Agreement.  The board of directors of UGTI (the “UGTI Board”) has authorized the execution and delivery of this Agreement by UGTI and has approved the Transactions.  Copies of said consent resolutions are attached hereto as Schedule 2.10.

2.10

Title and Related Matters.  UGTI has good and marketable title to all of its properties, interest in properties, and assets, real and personal, (except properties, interest in properties, and assets sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except.

2.11

Brokers.  UGTI has not entered into any contract with any person, firm or other entity that would obligate UGTI or ONEH to pay any commission, brokerage or finders’ fee in connection with the Transactions.

2.12

Full Disclosure.  There is no fact actually known to UGTI that would reasonably be expected to materially and adversely affect the ability of UGTI to perform its obligations pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ONEH

As an inducement to, and to obtain the reliance of UGTI and the UGTI Shareholders, ONEH represents and warrants as follows:

3.1

Organization.  ONEH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. A certified copy of the Articles of Incorporation and bylaws of ONEH are attached hereto as Schedule 3.1.  ONEH has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the Transactions in accordance with the terms hereof will not, violate any provision of ONEH’s organizational documents.  ONEH has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. ONEH has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the Transactions.  ONEH shall receive a certificate of good standing from the Secretary of State of the State of Florida, dated as of a date within ten days prior to the Closing Date certifying that ONEH is in good standing as a corporation in the State of Florida.

3.2

Capitalization.  ONEH has a total of 101,625,000 issued and outstanding shares of common stock, each of which is legally issued, fully paid, and non-assessable.  All such shares of ONEH Common Stock are held of record by the ONEH Shareholders.  ONEH has no other capital stock, warrants, options, or other securities convertible into shares of ONEH capital stock, outstanding other than the ONEH Common Stock.

3.3

Taxes.

(a)

ONEH has filed all Federal, state and local tax returns required to be filed by it from its inception to the date hereof.  All such returns are complete and accurate in all material respects.

(b)

ONEH has no liabilities with respect to the payment of Federal, state, county, local, or other taxes, including any deficiencies, interest, or penalties (collectively "Taxes"), except for taxes accrued but not yet due and payable, for which ONEH may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)

No deficiency for any Taxes has been proposed, asserted or assessed against ONEH.  There has been no Tax audit, nor has there been any notice to ONEH by any taxing authority regarding any such Tax audit, or, to the knowledge of ONEH, is any such Tax audit threatened with regard to any Taxes or ONEH tax returns.  ONEH does not expect the assessment of any additional Taxes of ONEH for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for Taxes of ONEH.

(d)

The books and records, financial and otherwise, of ONEH are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

3.4

Information.  The information concerning ONEH set forth in this Agreement and the schedules hereto is and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.5

Absence of Certain Changes or Events.  Except as set forth in this Agreement or the schedules hereto, since June 30, 2009, there has not been (i) any material adverse change in the business, operations, financial condition, or prospects of UGTI; or (ii) any damage, destruction, or loss to ONEH (whether or not covered by insurance) materially and adversely affecting the business, operations, financial condition, or prospects of ONEH;

3.6

Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of ONEH, threatened by or against ONEH, or affecting ONEH, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.7

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ONEH is a party or to which any of its properties or operations are subject.

3.8

Compliance With Laws and Regulations.  To the best of its knowledge, ONEH has complied with all applicable statutes and regulations of any Federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, financial condition, or prospects of ONEH or except to the extent that noncompliance would not result in the incurrence of any material liability.

3.9

Approval of Agreement.  The board of directors of ONEH (the “ONEH Board”) has authorized the execution and delivery of this Agreement by ONEH and has approved the Transactions.  Copies of said consent resolutions are attached hereto as Schedule 3.7.

3.10

Title and Related Matters.  ONEH has good and marketable title to all of its properties, interest in properties, and assets, real and personal, (except properties, interest in properties, and assets sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except.

3.11

Brokers.  ONEH has not entered into any contract with any person, firm or other entity that would obligate ONEH or ONEH to pay any commission, brokerage or finders’ fee in connection with the Transactions.

3.12

Full Disclosure.  There is no fact actually known to ONEH that would reasonably be expected to materially and adversely affect the ability of ONEH to perform its obligations pursuant to this Agreement.

ARTICLE IV

INDEMNIFICATION

4.1

Indemnification.

(a)

UGTI hereby agrees to indemnify ONEH and each of its officers and directors against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based upon any breach by UGTI of any of its representations, warranties, or covenants as set forth in this Agreement.

(b)

ONEH hereby agrees to indemnify the UGTI Shareholders, UGTI, and each of its officers and directors from and against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on breach by ONEH of any of its representations, warranties, or covenants as set forth in this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF ONEH

The obligations of ONEH under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1

Accuracy of Representations; Performance.  The representations and warranties made by UGTI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and UGTI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by UGTI prior to or at the Closing.

5.2

Officer’s Certificate.  ONEH shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of UGTI confirming that the conditions set forth in Section 5.1 have been satisfied.

5.3

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the business, operations, financial condition, or prospects of UGTI, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the business, operations, financial condition, or prospects of UGTI.

5.4

Good Standing.  ONEH shall have received a certificate of good standing from the Secretary of State of the State of Delaware, dated as of a date within ten days prior to the Closing Date certifying that UGTI is in good standing as a corporation in the State of Delaware.

5.5

Other Items.

(a)

ONEH shall have received such further documents, certificates, or instruments relating to the Transactions as ONEH may reasonably request.

(b)

ONEH shall have completed, and shall be satisfied with, in its sole discretion, its due diligence review of UGTI.

(c)

The Transactions shall have been approved by the UGTI Board of Directors and the UGTI Shareholders.

(d)

Any necessary third-party consents shall be obtained prior to Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF UGTI

The obligations of UGTI under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1

Accuracy of Representations; Performance.  The representations and warranties made by ONEH in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ONEH shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ONEH prior to or at the Closing.

6.2

Officer’s Certificate.  UGTI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ONEH confirming that the conditions set forth in Section 6.1 have been satisfied.

6.3

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the business, operations, financial condition, or prospects of ONEH nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the business, operations, financial condition, or prospects of ONEH.

6.4

Good Standing.  UGTI shall have received a certificate of good standing from the Secretary of State of the State of Nevada, dated as of a date within ten days prior to the Closing Date certifying that ONEH is in good standing as a corporation in the State of Nevada.

6.5

Other Items.

(a)

UGTI shall have received such further documents, certificates, or instruments relating to the Transactions as UGTI may reasonably request

(b)

UGTI shall have completed, and shall be satisfied with, in its sole discretion, its due diligence review of ONEH.

(b)

The Transactions shall have been approved by ONEH's Board of Directors.

ARTICLE VII

TERMINATION

7.1

Termination.  (a)

This Agreement may be terminated by either the UGTI Board or ONEH's Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the Transactions and which, in the judgment of such Board of Directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or (ii) any of the Transactions are disapproved by any regulatory authority whose approval is required to consummate such Transactions or in the judgment of such Board of Directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange. In the event of termination pursuant to this paragraph (a) of Section 7.1, no obligation, right, or liability shall arise hereunder.

(b)

This Agreement may be terminated at any time prior to the Closing by action of ONEH's Board if UGTI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of UGTI contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to UGTI. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

(c)

This Agreement may be terminated at any time prior to the Closing by action of the UGTI Board if ONEH shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ONEH contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to ONEH.  If this Agreement is terminated pursuant to this paragraph

(c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1

Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Florida, without regard to its choice of law principles.

8.2

Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3

Expenses.  Except as otherwise set forth herein, each Party shall bear its own costs and expenses associated with the Transactions contemplated by this Agreement.

8.4

Schedules; Knowledge.  Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

8.5

Third Party Beneficiaries.  This contract is solely between ONEH and UGTI and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.6

Entire Agreement.  This Agreement represents the entire agreement between the Parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.7

Survival.  The representations and warranties of the respective Parties shall survive the Closing Date and the consummation of the Transactions.

8.8

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.9

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

8.10

Further Assurances.  Each Party to this Agreement shall take all such actions reasonably necessary to effectuate the terms and conditions of this Agreement and the Transactions set forth herein.

8.11

Assignment.  Subject to any provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns; provided, however, that no Party may assign this Agreement without the prior written consent of the other Parties.

8.12

Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above-written.

ONE HOLDINGS, CORP.

By:

______________________________________

Name:

______________________________________

Title:

______________________________________

UNITED GREEN TECHNOLOGY, INC.

By:

______________________________________

Name:

______________________________________

Its:

______________________________________